EXHIBIT 6

                             DISTRIBUTION AGREEMENT

                               ZWEIG SERIES TRUST

                             DISTRIBUTION AGREEMENT


                               September 1, 1989 as restated and amended through November 1, 1997


ZWEIG SECURITIES CORP.
900 Third Avenue
New York, New York  10022-4728

Gentlemen:

         The undersigned, Zweig Series Trust, a Delaware business trust (the "Trust"), is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The Trust currently offers its shares in seven series, Zweig Strategy Fund, Zweig Appreciation Fund, Zweig Growth & Income Fund, Zweig Managed Assets, Zweig Government Fund, Zweig Foreign Equity Fund and Zweig Cash Fund, and each series currently issues four classes of shares designated as Class A, Class B, Class C and Class I shares (the "Class A, Class B, Class C and Class I Shares"). Zweig Cash Fund also currently issues a class of shares designated as Class M Shares. In the future, the Trust may authorize and issue other series and other classes of shares. The prospectus(es) will always reflect the current series and classes of shares within each series. The Trust may sell its shares to and redeem its shares from the public. It may also repurchase its shares from the public.

SECTION 1.  General Duties as Distributor of the Trust's Shares.

         You are hereby engaged, as agent of the Trust, to sell and solicit the sale of Class A, Class B, Class C, Class I and Class M Shares of each and any series of the Trust established now or in the future, at the applicable Offering Price as hereinafter defined. In the performance of these duties, you shall be guided by the requirements of this agreement (the "Agreement"), the applicable provisions of the Trust's Amended and Restated Agreement and Declaration of Trust and its By-Laws and applicable federal and state law, all as amended from time to time, and the Trust's then-current Prospectuses and Statements of Additional Information, which are from time to time in effect under the Trust's Registration Statement filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act. During the term of this Agreement, you will use your best efforts to solicit or otherwise cause sales of the Trust's shares in jurisdictions in which such shares are registered or qualified for sale. You shall have the right to enter into Service Agreements, in an appropriate form and consistent with this Agreement and the 1940 Act, with certain securities dealers, financial institutions or other industry professionals (severally, a "Service Organization") for distribution and promotion of, administration of, and servicing investors in, the Trust's shares.


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SECTION 2.  Dealers and Service Organizations.

         You may solicit qualified dealers for orders to purchase shares of the Trust and may enter into dealer agreements with any such dealers, the form thereof to be as mutually agreed upon and approved by the Trust and you.

SECTION 3.  Sales Literature and Advertisements.

         All sales literature and advertisements used by you in connection with the sale of the Trust's shares must be submitted to the Trust for its advance approval. In connection with the sale or arranging for the sale of the Trust's shares, you are authorized to give only such information and to make only such statements or representations as are contained in the Trust's then-current Prospectuses and Statements of Additional Information or in sales literature or advertisements approved by the Trust.

SECTION 4. Minimum Initial and Subsequent Investments in the Trust by Shareholders.

         You shall not accept any initial investment in any series of the Trust of less than $1,000, nor any subsequent investment in any of the series of less than $100, except that in the case of fiduciary accounts or qualifying group plans, as defined in the Trust's then-current Prospectuses and Statements of Additional Information, the minimum initial investment is $250 and there is no minimum subsequent investment. The Board of Trustees of the Trust (the "Board") may modify or eliminate either or both of such investment limitations, on written notice to you. Securities dealers who forward investments may establish minimums in excess of these amounts.

SECTION 5.  Offering Price; Net Asset Value Per Share.

         All of the shares of the Trust sold under this agreement shall be sold only at the price in effect at the time of such sale ("Offering Price"), as described in the Trust's then-current Prospectuses and Statements of Additional Information, and the Trust shall receive not less than the full net asset value thereof. The difference between (i) the Offering Price and net asset value, if any (the front-end sales charge), and (ii) any Contingent Deferred Sales Charge ("CDSC") payable on redemptions of shares of the Trust in accordance with its then-current Prospectuses and Statements of Additional Information, shall be retained by you or paid over to you by the Trust, as the case may be, it being understood that such amounts will not exceed the maximum sales commission or CDSC, as the case may be, as set forth in the Trust's then-current Prospectuses or Statements of Additional Information. You may re-allow to dealers all or any part of the discount you are allowed.

         Shares of each series will be offered at their respective Offering Prices. Any references herein to "net asset value per share" shall refer to the net asset value per share computed separately for each series or separate class of a series in accordance with the Amended and Restated Agreement and Declaration of Trust, the Prospectuses and Statements of Additional Information and the instructions of the Board, all as revised or amended from time to time. The Trust or its investment manager, Zweig/Glaser Advisers (the "Manager"), will advise you as promptly as practicable of the net asset value per share for each series or class of such series on each day that it is determined.


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                                       27

SECTION 6.  Duties Upon Sale of Shares of the Trust.

         You shall remit to the custodian of the Trust all proceeds from any shares of the Trust sold by you. The Trust will, as promptly as practicable, cause the unissued certificate account of the purchaser of such shares to be credited with the number of shares purchased or, upon request, will cause certificates for the shares so purchased to be delivered to you or the purchaser, or the nominee of either, in such amounts and in such names as shall be specified by you.

         You shall reimburse the Trust for any loss caused to any series of the Trust by the failure of a shareholder to confirm in writing any purchase accepted by you. In the event that orders for the purchase of shares of the Trust are placed and subsequently cancelled, you shall pay to the Trust, on at least an annual basis, an amount equal to the losses (net of any gains) realized by any series of the Trust as a result of such cancellations.

SECTION 7.  Transactional Services.

         In addition to your duties as Distributor, we understand that you may, in your discretion, perform additional functions in connection with transactions of Trust shares but without any additional charge by you to the Trust other than as specified in this Agreement or the Trust's Rule 12b-1 Distribution Plan(s).

         You may process or cause to be processed requests received from your customers in connection with their purchase, redemption or submission for repurchase of shares of any series, in the manner prescribed from time to time by the Board, and shall arrange for payment for such shares to or from the Trust's account with its custodian. Shares shall be redeemed at their net asset value per share next computed after receipt of the redemption request by you, and a CDSC, if applicable, as described above in Section 5, shall be imposed on such redemptions, as set forth in the Trust's then-current Prospectuses and Statements of Additional Information (and subject to the exceptions set forth therein). Any share certificates delivered to you in proper form for redemption or repurchase shall be deposited with the transfer agent for cancellation. You shall reimburse the Trust for any loss caused by the failure of the shareholder to confirm in writing any purchase, redemption or repurchase order accepted by you. In the event that orders for the purchase, redemption or repurchase of shares of the Trust are placed and subsequently cancelled, you shall pay to the Trust, on at least an annual basis, an amount equal to the losses (net of any gains) realized by any series of the Trust as a result of such cancellations.

         The processing of Trust transactions may include, but is not limited to: compilation of all share transactions from your office; communication with your account executives in connection with the execution of transactions; recording and reporting of these transactions as executed by the Trust's transfer agent in your customer statements; rendering of periodic customer statements; and the reporting of 1099 information at year end.

         You may also provide other shareholder services, such as communicating with Trust shareholders and other functions in administering customer accounts for Trust shareholders. We understand that these services may result in cost savings to the Trust or to the Manager, and the Manager may compensate you for all or a portion of the costs incurred in performing such functions on behalf of the Trust. Nothing herein is intended, nor shall be construed, as requiring you to perform any of the foregoing functions and none of these functions performed by you shall be deemed distribution services.


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                                       28

SECTION 8.  Information Relating to the Trust.

         The Trust will keep you fully informed with regard to its affairs, and will furnish you with a certified copy of all financial statements and a signed copy of each report prepared by independent public accountants, and will cooperate fully with you in your efforts to sell the Trust's shares, and in the performance by you of all your duties under this agreement.

SECTION 9.  Filing of Registration Statements, etc.

         The Trust will from time to time file (and furnish you with copies of) such registration statements, amendments thereto, and reports or other documents as may be required under the 1933 Act, the 1940 Act, or the laws of the states in which you desire to sell Trust shares.

SECTION 10.  Multiple Capacities.

         Nothing contained in this agreement shall be deemed to prohibit you from acting, and being separately compensated for acting, in one or more capacities on behalf of the Trust, including, but not limited to, the capacities of investment manager, broker and distributor. The Trust understands that you may act in one or more such capacities on behalf of other investment companies and customers. You shall give the Trust equitable treatment under the circumstances in supplying services in any capacity, but the Trust recognizes that it is not entitled to receive preferential treatment from you as compared with the treatment given to any other investment company or customer. Whenever you shall act in multiple capacities on behalf of the Trust, you shall maintain the appropriate separate accounts and records for each such capacity.

SECTION 11.  Payment of Fees and Expenses.

         (a) For your services as Distributor, you shall receive the fees in accordance with the plans adopted by each series (or class of a series) of the Trust pursuant to Rule 12b-1 under the 1940 Act, and the fees set forth herein or in the Trust's Prospectuses and Statements of Additional Information. The Trust will pay you in consideration of your services in connection with the distribution of Class B Shares of any series your "Allocable Portion", as hereinafter defined, of the distribution fee allowable under the Rules of Conduct of NASD Regulation, Inc. (the "Rules of Conduct") in respect of such Class B Shares of such series consisting of a distribution fee at the rate of three quarters of one percent (0.75%) per annum of the average daily net asset value of the Class B Shares of such series of the Trust (the "Distribution Fee"). For purposes of applying the limitation set forth in the Rules of Conduct on the maximum amount of the Distribution Fee payable in respect of the Class B and Class C Shares of any series, the Trust hereby elects to add to six and one quarter percent (6.25%) of the issue price of the Class B Shares or Class C Shares, as the case may be, interest thereon at the rate of prime plus one percent per annum. The Distribution Fee shall be calculated and accrued daily and shall be paid to you, or at your direction, as soon as practicable after the end of the calendar month in which it accrues, but in any event not later than 10 days after the end of each such month.

         (b) For your services as Distributor of the Trust's shares, you shall also receive the proceeds of any front-end sales charges or CDSCs referred to in
Section 5 hereof. The Trust shall withhold and pay over to you, or at your direction, on the date redemption proceeds are paid to a Class B or Class C Shareholder of the Trust, your Allocable Portion of the CDSC, if any, applicable to such redemption.

         (c) Furthermore, the Trust shall assume and pay, or reimburse you for, expenses of preparing and printing quarterly, semi-annual and annual reports for distribution to the Trust's then existing shareholders, of maintaining current prospectuses and statements of additional information, of qualification of the Trust's shares for sale in various jurisdictions and of preparing and printing prospectuses and statements of additional


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                                       29


information for distribution to the Trust's then existing shareholders. You shall pay, directly or by reimbursing the Trust, the expenses of preparing, printing and distributing all sales literature of the Trust, including printing and distributing prospectuses required for your purposes, except to the extent payable by the Trust in accordance with the terms of an effective plan pursuant to Rule 12b-1 under the 1940 Act.

         (d) You will be deemed to have fully earned your Allocable Portion of the Distribution Fee and CDSC, if any (as the case may be), payable in respect of Class B Shares of any series upon the sale of each "Initial Issue Commission Share" (as hereinafter defined) of such Class B of such series taken into account in determining your Allocable Portion of such Distribution Fee or CDSC, if any, as the case may be.

         (e) Except as provided in (f) below and notwithstanding anything to the contrary set forth elsewhere is this Agreement, the Trust's obligation to pay you your Allocable Portion of the Distribution Fee payable in respect of the Class B Shares of each series shall be (to the extent you have assigned your rights to your Allocable Portion) absolute and unconditional and shall not be subject to dispute, offset, counterclaim or any defense whatsoever (it being understood that such provision is not a waiver of the Trust's right to pursue you and enforce such claims against your assets other than your right to the Distribution Fees and CDSCs in respect of the Class B Shares of such series).

         (f) The Trust's obligation to pay you your Allocable Portion of the Distribution Fee payable in respect of the Class B Shares of each series shall not be terminated or modified except to the extent required by a change in the 1940 Act or the Rules of Conduct enacted or promulgated after January 31, 1996 (a "Change-in-Applicable Law"), or in connection with a "Complete Termination" (as hereinafter defined) of the Rule 12b-1 distribution plan in respect of the Class B Shares of such series.

         (g) The Trust will not waive or change any CDSC in respect of the Class B Shares of any series, except as provided in the Trust's Prospectuses or Statements of Additional Information without your consent (or consent of your assigns).

         (h) Except to the extent required by a Change-in-Applicable-Law, neither the termination of your role as principal distributor of the Class B Shares of any series, nor the termination of this Agreement nor the termination (other than a "Complete Termination," as hereinafter defined) of the Rule 12b-1 distribution plan with respect to the Class B Shares will terminate your right to your Allocable Portion of the CDSCs in respect of the Class B Shares of such series that are sold prior to such termination.

         (i) Except as provided in the Trust's Prospectuses and Statements of Additional Information, until you have been paid your Allocable Portion of the Distribution Fees in respect of the Class B Shares of each series, the Trust will not adopt a plan of liquidation in respect of such series without your consent (or the consent of your assigns), which consent will not be unreasonably withheld.

         (j) You may sell and assign your rights to your Allocable Portion of the Distribution Fees and CDSCs (but not your obligations to the Trust under this Distribution Agreement) in respect of the Class B Shares of any series to raise funds to make the expenditures related to the distribution of Class B Shares of such series and in connection therewith, upon receipt of notice of such sale and assignment, the Trust shall pay to the purchaser or assignee such portion of your Allocable Portion of the Distribution Fees and CDSCs in respect of the Class B Shares of such series so sold or assigned.

         (k) For purposes of this Agreement, the term "Allocable Portion" means, in respect of Distribution Fees and CDSCs payable in respect of the Class B Shares of any series as applied to you, the portion of such Distribution Fees allocated to you in accordance with the Allocation Schedule attached hereto as Exhibit A.


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         (l) For purposes of this Agreement, the term "Complete Termination"
means, in respect of the Rule 12b-1 distribution plan in respect of the Class B Shares of any series, a termination of such plan involving the cessation of payments of Distribution Fees thereunder in respect of Class B Shares of such series and the cessation in payments of distribution fees pursuant to every other Rule 12b-1 plan of the Trust in respect of such series for every future class of shares of such series which, in the good faith determination of the Board of Trustees, has substantially similar economic characteristics to the Class B Shares taking into account the total sales charge, contingent deferred sales charge and other similar charges, it being understood that the existing Class A, existing Class C, existing Class I and existing Class M Shares do not have substantially similar economic characteristics to the Class B Shares.

         (m) For purposes of paragraph (d) above, the term "Initial Issue Commission Share" shall mean, in respect of any series, a Class B Share which is a Commission Share issued by such series under circumstances other than in connection with a permitted free exchange with another fund. For purposes of the foregoing definition a "Commission Share" shall mean, in respect of any series, each Class B Share of such series which is issued under circumstances which would normally give rise to an obligation of the holder of such Class B Share to pay a CDSC upon redemption of such Share, including, without limitation, any Class B Share of such series issued in connection with a permitted free exchange as set forth in the Trust's then current Prospectuses and Statements of Additional Information ("Permitted Free Exchange"), and any such Class B Share shall not cease to be a Commission Share prior to the redemption (including a redemption in connection with a Permitted Free Exchange) or conversion even though the obligation to pay the CDSC shall have expired or conditions for waivers thereof shall exist.

SECTION 12.  Liability of the Distributor, etc.

         You shall be liable for your own acts and omissions caused by your willful misfeasance, bad faith or gross negligence in the performance of your duties or by your reckless disregard of your obligations under this agreement, and nothing herein shall protect you against any such liability to the Trust or its shareholders. Subject to the first sentence of this Section, you shall not be liable for any action taken or omitted on advice, obtained in good faith, of counsel, provided such counsel is satisfactory to the Trust.

SECTION 13.  Use of Word "Zweig" in Name of Trust.

         (a) The Trust and you each acknowledge that the name "Zweig" has become distinctive in connection with investment advisory and related services provided by Dr. Martin E. Zweig ("MEZ"), the word "Zweig" is a property right of MEZ and the word "Zweig" (the "Name") in the name of the Trust is understood to be used by the Trust with MEZ's consent, and MEZ hereby grants a non-exclusive license to use the name "Zweig Series Trust" upon the conditions hereinafter set forth; provided that, except as otherwise provided in Section 13(b), the Trust may use the Name only so long as (i) the Manager shall continue to be retained by the Trust as its investment manager pursuant to an investment management agreement between the Trust and the Manager, as from time to time amended or supplemented, and (ii) MEZ shall continue to be affiliated in a managerial capacity with the Manager.

         (b) In the event that MEZ ceases to be affiliated in a managerial capacity with the Manager other than by reason of his death (the "Resignation"), and if at the time of such Resignation, the Manager and/or the Distributor shall be party to the Purchase and Sale Agreement dated as of March 15, 1996 among the Distributor, Citibank, N.A. and Citicorp North America, Inc. (the "1996 Agreement"), as amended or otherwise modified from time to time, or any other agreement entered into by the Manager and/or the Distributor in connection with any financing with respect to any shares of the Trust or any successor agreement containing provisions relating to the use of the Name substantially similar to the provisions in the 1996 Agreement regarding the Name (the 1996 Agreement and each such other agreement and successor agreement,


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                                       31

as amended or otherwise modified from time to time, being called a "Share Financing Agreement"), then in such event until (i) the expiration of ten years following the Resignation, (ii) 180 days after the death of MEZ, or (iii) all obligations of the Manager and/or the Distributor under any Share Financing Agreement are extinguished, whichever date first occurs, MEZ hereby grants the Trust a royalty-free, paid up non-exclusive license to use the Name in connection with the activities of the Trust in the manner used immediately prior to the Resignation, provided and on condition that:

         (i) The quality and manner of the services rendered by the Trust to its investors shall be substantially consistent with such services immediately prior to the Resignation;

         (ii) The Trust shall not use the Name in a manner substantially different from the use of the Name immediately prior to the Resignation; and

         (iii) Upon written request from MEZ, each use of the Name on any document created thereafter shall be accompanied by the service mark of Zweig.

         (c) Any such use by the Trust pursuant to Section 13(a) or (b) shall in no way prevent MEZ or you or any of his or your respective successors or assigns from using or permitting the use of the Name or the name "Zweig Series Trust" alone or with any other word or words, for, by or in connection with any other entity or business, other than the Trust or its business, whether or not the same directly or indirectly competes or conflicts with the Trust or its business in any manner. The Trust and you each acknowledge that the Trust shall use the Name, for the period set forth in this Section 13, in a manner not inconsistent with MEZ's interests and that the Trust's rights in the Name are limited to the use of the Name as a component of its corporate name and in connection with accurately describing the services supplied by the Trust. The Trust and Distributor acknowledge that the Name is the sole property of MEZ and neither the Trust nor the Distributor shall directly or indirectly contest MEZ's rights in the Name or his right, title and interest therein. To the extent permitted by the 1940 Act and rules and regulations thereunder, and more particularly Investment Company Act Release No. 5510, in the event that the Manager shall cease to be the investment manager of the Trust or MEZ shall cease to be affiliated in a managerial capacity with the Manager, the Trust, at its own expense, upon MEZ's or your written request, (i) shall submit to the Board for their vote a proposal to amend its Declaration of Trust to delete from its name the Name and shall thereafter cease to use the Name or any combination thereof as part of its name or for any other commercial purpose, provided that such submission and cessation shall not be required to the extent and for the period of time that the terms and conditions of Section 13(b) shall be applicable, (ii) shall make it clear for such period and in such manner as may reasonably be required by MEZ or you, on all letterheads and other material containing the Name designed to be read or used by salesmen, distributors or investors, that MEZ has ceased to be affiliated in a managerial capacity with the Manager or the Manager has ceased to be the investment manager of the Trust, as the case may be, and MEZ is no longer rendering services for or on behalf of the Trust, and
(iii) shall use its best efforts to cause the Trust's officers, trustees and shareholders to take any and all actions which may be necessary or desirable to effect the foregoing and to reconvey to MEZ all rights which the Trust may have to the Name. The Distributor and Trust agree that they shall take any and all actions as may be necessary or desirable to effect the foregoing.

SECTION 14.  Termination of Agreement, Assignment, etc.

         This agreement may be terminated with respect to the Trust at any time, without the payment of any penalty, on sixty days' written notice (i) by you;
(ii) by the Trust, acting pursuant to a resolution adopted by the Board; or
(iii) by a vote of the holders of the lesser of (1) 67% of the Trust's outstanding voting securities present at a meeting if the holders of more than 50% of the outstanding shares of the Trust are present or represented by proxy, or (2) more than 50% of the outstanding shares of the Trust. This agreement shall automatically terminate in the event of its assignment; provided, however, that this agreement has been

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                                       32


approved by the Board and the Disinterested Trustees of the Board in anticipation of your transfer of the Allocable Portion in order for you to raise funds to cover distribution expenses associated with Class B Shares and therefore such transfer will not cause this agreement to terminate. Termination shall not affect the rights of the parties which have accrued prior thereto, including, without limitation, your right to be paid your Allocable Portion as provided in Section 11 hereof (subject to the limitations therein set forth).

SECTION 15.  Duration of Agreement.

         Unless sooner terminated, this agreement shall continue in effect for two years, and thereafter until terminated, provided that such continuation of this agreement and the terms thereof are specifically approved annually in accordance with the requirements of the 1940 Act by a majority of the Trustees, including a majority of the Trustees who are not interested persons of you or of the Trust, cast in person at a meeting called for the purpose of voting on such approval.

SECTION 16.  Definitions.

         The terms "assignment" and "interested person" when used in this agreement shall have the meanings given such terms in the 1940 Act and the rules and regulations promulgated thereunder.

SECTION 17.  Obligation of the Trust, etc.

         The Trust's Amended and Restated Agreement and Declaration of Trust is on file with the Secretary of the State of Delaware and notice is hereby given that this agreement is made and executed on behalf of the Trust, and not by the Trustees or officers of the Trust individually, and the obligations of or arising out of this agreement are not binding upon the Trustees, officers or shareholders of the Trust individually but are binding only upon the assets and property of the Trust. Notice is hereby given that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only, and not against the assets of the Trust generally.

SECTION 18.  Counterparts.

         This Agreement may be executed by any one or more of the parties in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

SECTION 19.  Concerning Applicable Provisions of Law, etc.

         This Agreement is executed and delivered in New York, New York, and the laws of the State of New York shall, except to the extent that any applicable provisions of Federal law shall be controlling, govern the construction, validity and effect of this Agreement.


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                                       33

         If the Agreement set forth herein is acceptable to you, please so indicate by executing the enclosed copy of this agreement and returning the same to the undersigned, whereupon this contract shall constitute a binding contract between the parties hereto effective upon such date on or after its initial approval in accordance with the 1940 Act as may be agreed by the Trust and Distributor, consistent with the requirements of the 1940 Act.

                                                      Very truly yours,

                                                      ZWEIG SERIES TRUST

                                                      By:
                                                         Name:
                                                         Title:

Accepted and agreed this
____ day of ____________, 1997

ZWEIG SECURITIES CORP.

By:
         Name:
         Title:

Martin E. Zweig hereby agrees and consents to the use of the word "Zweig" upon the terms and conditions set forth in Section 13 of the foregoing Distribution Agreement.



         Martin E. Zweig

Zweig/Glaser Advisers hereby agrees and consents to the use of the word "Zweig" upon the terms and conditions set forth in Section 13 of the foregoing Distribution Agreement.

ZWEIG/GLASER ADVISERS

By:                                               By:
         Name:                                            Name:
         Title:                                           Title:

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                                      34

                                    EXHIBIT A

                               ALLOCATION SCHEDULE

         So long as the Distributor (as hereinafter defined) remains the principal distributor of a class of Shares (as hereinafter defined) of any Fund (as hereinafter defined), his "Allocable Portion" of the Sales Charges (as hereinafter defined) and Contingent Deferred Sales Charges (as hereinafter defined) in respect of such class of Shares of such Fund shall be 100%. In the event that the Distributor shall cease to be the exclusive distributor of any class of Shares of any Fund, the Sales Charges and Contingent Deferred Sales Charges thereafter accruing in respect of such class of Shares of such Fund shall be allocated among the Distributor and subsequent exclusive distributors ("Other Distributors") in accordance with the rules set forth in clauses (A),
(B) and (C) below. Clause (A) attributes each Share of such class of Shares of any Fund either to the Other Distributors or to the Distributor. Clauses (B) and
(C) allocate the Sales Charges and Contingent Deferred Sales Charges to the Other Distributors and to the Distributor with reference to the Shares which have been attributed to each in accordance with clause (A). For purposes of this Exhibit A, the following terms shall have the following meanings:

                  "Amortized Maximum Aggregate Sales Charge Allowable" shall mean, with respect to the Receivables relating to any Shares of any Fund as of any date of determination, (i) an amount equal to the Maximum Aggregate Sales Charge Allowable payable in respect of such Receivables, minus (ii) the aggregate amounts previously paid by such Fund and the holders of such Shares relating thereto.

                  "Asset Based Sales Charge" shall have the meaning set forth in Rule 2830 of the Rules of Conduct of NASD Regulation, Inc. (the "NASD Rules of Conduct").

                  "Business Day" shall mean any day on which banks and the New York Stock Exchange are not authorized or required to close in New York City.

                  "Contingent Deferred Sales Charge" or "CDSC" shall mean, with respect to any class of Shares of any Fund, the contingent deferred sales charges payable, either directly or by withholding from the proceeds of the redemption of the Shares of such Fund, by the Shareholders of such Fund in any redemption of Shares relating to such Fund in accordance with the Prospectus relating to such Fund.

                  "Commission Share" shall mean, in respect of any Fund, each Share of such Fund which is issued under circumstances which would normally give rise to an obligation of the holder of such Share to pay a Contingent Deferred Sales Charge upon redemption of such Share, including, without limitation, any Share of such Fund issued in connection with a Permitted Free Exchange, and any such Share shall not cease to be a Commission Share prior to the redemption (including a redemption in connection with a Permitted Free Exchange) or conversion, even though the obligation to pay the Contingent Deferred Sales Charge shall have expired or conditions for waivers thereof shall exist.

                  "Distributor" shall mean Zweig Securities Corp. together with its successors and assigns.

                  "Distributor Sale Cutoff Date" means, in respect of any class of Shares of any Fund, the date of the last sale of a Commission Share of such class of Shares of such Fund during the term of this Distribution Agreement in respect of such class of Shares of such Fund.

                  "Exchange Share" shall mean, in respect of any Fund, Shares of such Fund that were issued in connection with a simultaneous redemption of Shares of any other Fund where the proceeds of such redemption are reinvested in the Shares in question pursuant to an exchange privilege given to the holder of the redeemed Shares of the other Fund (whether in a Permitted Free Exchange or otherwise).

                  "Free Share" shall mean, in respect of any Fund, each Share of such Fund other than a Commission Share, including, without limitation, any Share issued in connection with the reinvestment of dividends.

                  "Fund" shall mean Zweig Strategy Fund, Zweig Appreciation Fund, Zweig Groth & Income Fund, Zweig Managed Assets, Zweig Government Fund and Zweig Cash Fund.

                  "Inception Date" shall mean, with respect to any Fund, the first date upon which Shares of such Fund were issued.

                  "Maximum Aggregate Sales Charge Allowable" shall mean, in respect of Sales Charges Payable by any Fund, the maximum aggregate Sales Charges which may be paid by such Fund to the Distributor pursuant to this Distribution Agreement, the 12b-1 Distribution Plan and the Prospectus, together with interest thereon at the Maximum Interest Allowable, relating to such Shares and pursuant to the "maximum sales charge rule" set forth in Rule 2830 of the NASD Rules of Conduct, assuming such Fund pays a separate Service Fee in connection with such Shares, unreduced by payments previously made in respect thereof by such Fund.

                  "Maximum Interest Allowable" shall mean the maximum interest which may be taken into account under Rule 2830 of the NASD Rules of Conduct in computing the Maximum Aggregate Sales Charge Allowable.

                  "Net Assets" means, as of any date any determination thereof is made and with respect to any Fund, the product obtained by multiplying (i) the Net Asset Value of a Share of such Fund as of such date, times (ii) the total number of Shares of such Fund issued and outstanding as of such date.

                  "Net Asset Value" shall mean, with respect to any Share of any Fund as of any date, the net asset value of such Share computed in the manner such value is required to be computed by such Fund in accordance with its then current Prospectus and the Investment Company Act.

                  "Non-Omnibus Shares" shall mean, in respect of any Fund, all Shares of such Fund other than the Omnibus Shares relating to such Fund.

                  "Omnibus Account" shall mean, in respect of any Fund, any Shareholder Account the record owner of which is a registered broker-dealer which has agreed with the Transfer Agent or the Distributor to provide sub-transfer agent functions relating to each Sub-Shareholder Account within such account in respect of such Fund.

                  "Omnibus Shares" shall mean, in respect of any Fund, the Shares of such Fund held in the name of a broker-dealer street account on the records maintained by the Transfer Agent and for which account such broker-dealer provides sub-transfer agency services for such Fund.

                  "Permitted Conversion Feature" shall mean a conversion feature which may become effective: (A) in respect of any Share of any Fund (other than an Exchange Share or a Share issued in connection with the reinvestment of dividends (a "Reinvestment Share")), no earlier than the seventh anniversary of the calendar month in which such Share was issued by such Fund, and (B) in respect of any Exchange Share of any Fund, no earlier than the seventh anniversary of the calendar month in which was issued the first Share of any Fund exchanged in one or more Permitted Free Exchanges giving rise to such Exchange Share, which was itself issued by a Fund other than in connection with a Permitted Free Exchange; and (C) in respect of Reinvestment Shares of any Fund held for a shareholder account (other than an Omnibus Account), in proportion to the conversion of Shares of such Fund in such account which are not Reinvestment Shares.

                  "Permitted Free Exchange" shall mean any exchange of Shares of one Fund (the "Redeeming Fund") for Exchange Shares of another Fund (the "Issuing Fund"), where, pursuant to the applicable constituent documents of the Issuing Fund: (i) Exchange Shares of the Issuing Fund are deemed for all purposes (including the computation of the amount and timing of payments of the related CDSC) to have been acquired at the time the exchanged Shares of the Redeeming Fund were acquired (or deemed to have been acquired) by the holder thereof; (ii) the exchanging shareholder becomes obligated to pay the same CDSC in respect of the Issuing Fund in respect of the Exchange Shares of the Issuing Fund and on the same terms as such holder was obligated to pay in respect of the Redeeming Fund in respect of the Shares of the Redeeming Fund so exchanged; (iii) the date upon which such Exchange Shares of the Issuing Fund received in the exchange are to be converted pursuant to the Permitted Conversion Feature is the same as the date the exchanged Shares of the Redeeming Fund were to be converted pursuant to the Permitted Conversion Feature of the exchanged Shares;
         (iv) (subject to reallocation, if any, as may be permitted by any agreement by which the Distributor is bound) the Amortized Maximum Aggregate Sales Charge Allowable in respect of the Shares of the Issuing Fund to which such Exchange Shares belong and the Redeeming Fund the Shares of which were so exchanged is increased or decreased, depending upon whether the amount of the adjustment described below is a positive or negative number, respectively, effective as of the beginning of the calendar quarter immediately following the calendar quarter in which such exchange occurred, by the product obtained by multiplying (a) the "Net Asset Value Exchange Adjustment" (as hereinafter defined, which may be a positive or negative number) for Shares of such Fund for the calendar quarter in which such exchange occurred by (b) a fraction the numerator of which is the Amortized Maximum Aggregate Sales Charge Allowable in respect of Shares of such Fund and the denominator of which is the Net Assets of such Fund, both the numerator and denominator computed as of the end of the calendar quarter immediately preceding the calendar quarter in which such exchange occurred, it being understood that, for purposes of this clause (iv), the term "Net Asset Value Exchange Adjustment" shall mean, in respect of Shares of any Fund of any calendar quarter, the negative or positive number obtained by adding (x) positive numbers equal to the aggregate Net Asset Value of all Exchange Shares (determined in each case as of the date of issuance of each such Share) issued by such Fund during such calendar quarter in connection with such exchanges and (y) negative numbers equal to the aggregate Net Asset Value of all Shares (determined in each case as of the date of the redemption of each such Share) redeemed by such Fund during such calendar quarter in connection with such exchanges (the Fund may elect to perform this calculation under this clause (iv) on a monthly basis); and (v) both the redemption of the Shares of the Redeeming Fund so exchanged and the issuance of the Shares of the Issuing Fund are effected at the Net Asset Value of such Shares at the date of the exchange without any reduction for fees or expenses attributable to such exchange.

                  "Person" shall mean an individual or a corporation (including a business trust), partnership, trust, incorporated or unincorporated association, cooperative, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                  "Receivables" shall mean, with respect to each Fund, all of the Distributor's rights under this Distribution Agreement, the related 12b-1 Distribution Plan and the related Prospectus, subject to the applicable NASD Rules of Conduct, to receive amounts paid or payable in respect of Asset Based Sales Charges (including interest at the Maximum Interest Allowable) and CDSCs, in each case in respect of any Shares issued by such Fund, including, without limitation, any similar amount paid or payable under any replacement distribution agreement, distribution plan, prospectus or the NASD Rules of Conduct, and any continuation payments in respect thereof paid or payable by such Fund in the event of a termination of the related Distribution Plan or the related Distribution Agreement; it being understood that such term does not include the Service Fee payable pursuant to the related Distribution Agreement, the related 12b-1 Distribution Plan, the Prospectus and the NASD Rules of Conduct or otherwise.

                  "Sales Charge" shall have the meaning set forth in Rule 2830 of the NASD Rules of Conduct.

                  "Service Fee" shall have the meaning set forth in Rule 2830 of the NASD Rules of Conduct.

                  "Shareholder Account" shall mean, in respect of any Fund, a separate account for each record owner of Shares of such Fund.

                  "Shares" shall mean, in respect of any Fund, the Class B Shares of such Fund.

                  "Sub-Shareholder Account" shall mean, in respect of each Omnibus Account, a separate account for each record owner of Shares which are reflected in such Omnibus Account.

                  "Sub-Transfer Agent" shall mean, in respect of any Fund, the record owner of any Omnibus Account.

                  "Transfer Agent" shall mean, in respect of any Fund, the Person serving as the transfer agent and who maintains accounts for each record holder of Shares of such Fund including record holders which are record owners of Omnibus Accounts.

                  (A) Attribution of Shares: Shares of each class of Shares of each Fund outstanding from time to time shall be attributed to either the Distributor or the Other Distributors in accordance with the following rules:

                  (1) Commission Shares. Each Commission Share of each class of Shares of each Fund is specifically tracked by the records maintained by the Transfer Agent or Sub-Transfer Agents for such Fund with reference to an "original issuance date" of the Commission Share in question or of the Commission Share from which the Commission Share in question derived through one or more Permitted Free Exchanges.

                  The following Commission Shares of each class of Shares of each Fund outstanding from time to time shall be attributed to the
         Distributor: (a) Commission Shares of such class of Shares of such Fund issued other than in a Permitted Free Exchange, the issuance of which occurs on or after the Inception Date for such class of Shares of such Fund and on or prior to the Distributor Sale Cutoff Date for such class of Shares of such Fund, and (b) Commission Shares of such class of Shares of such Fund issued in a Permitted Free Exchange for Shares of another Fund which were attributed to the Distributor in accordance with this paragraph (1) of this clause (A), in each case determined in accordance with the records maintained by the Transfer Agent or Sub-Transfer Agents for such Fund.

                  The following Commission Shares of each class of Shares of each Fund outstanding from time to time shall be attributed to the Other Distributors: (a) Commission Shares of such class of Shares of such Fund issued other than in a Permitted Free Exchange, the issuance of which occurs after the Distributor Sale Cutoff Date for such class of Shares of such Fund, and (b) Commission Shares of such class of Shares of such Fund issued in a Permitted Free Exchange for Shares of another Fund which were attributed to the Other Distributors in accordance with this paragraph (1) of this clause (A), in each case determined in accordance with the records maintained by the Transfer Agent or Sub-Transfer Agents for such Fund.

                  (2) Free Shares. Free Shares of each class of Shares of each Fund are not specifically tracked by the Transfer Agent or Sub-Transfer Agents for such Fund and accordingly, the number of Free Shares of each class of Shares of each Fund outstanding from time to time shall be attributed to the Distributor and the Other Distributors in accordance with records maintained by the Distributor in accordance with this paragraph (2) of this clause (A).

                           (a) Free Shares of each class of Shares of each Fund
                  which are Non-Omnibus Shares issued during any calendar month on or after the Inception Date for such class of Shares of such Fund shall be attributed to the Distributor in a number computed as follows:

                           FS  X    (PCS + PFS)
                                    (TCS + TFS)

                  where:

                           FS= Total number of Non-Omnibus Shares of such class of Shares of such Fund that are Free Shares issued during such calendar month.

                           PCS                 + PFS = Total number of
                                               Commission Shares and Free Shares
                                               for such class of Shares of such
                                               Fund which are Non-Omnibus Shares
                                               attributed to the Distributor and
                                               outstanding as of the close of
                                               business on the last day of the
                                               immediately preceding calendar
                                               month.

                           TCS                 + TFS = Total number of
                                               Commission Shares and Free Shares
                                               for such class of Shares of such
                                               Fund which are Non-Omnibus Shares
                                               outstanding as of the close of
                                               business on the last day of the
                                               immediately preceding calendar
                                               month.

                  The balance of such Non-Omnibus Shares for such class of Shares of such Fund issued during such calendar month shall be attributed to the Other Distributors.

                           (b) Free Shares of each class of Shares of each Fund
                  which are Omnibus Shares issued during any calendar month on or after the Inception Date for such class of Shares of such Fund shall be attributed to the Distributor in a number computed as follows:

                           OFS  X  (POCS + POFS)
                                   (TOCS + TOFS)

                  where:

                           OFS=                      Total number of Omnibus
                                                     Shares of such class of
                                                     Shares of such Fund which
                                                     are Free Shares issued
                                                     during any calendar month.

                           POCS + POFS =             Total number of
                                                     Commission Shares and Free
                                                     Shares of such class of
                                                     Shares of such Fund which
                                                     are Omnibus Shares
                                                     attributed to the
                                                     Distributor and outstanding
                                                     as of the close of business
                                                     on the last day of the
                                                     immediately preceding
                                                     calendar month.

                           TOCS + TOFS =             Total number of
                                                     Commission Shares and Free
                                                     Shares of such class of
                                                     Shares of such Fund which
                                                     are Omnibus Shares
                                                     outstanding as of the close
                                                     of business on the last day
                                                     of the immediately
                                                     preceding calendar month.

                  The balance of such Free Shares of such class of Shares of such Fund issued on such date shall be attributed to the Other Distributors.

                           (c) Free Shares of each class of Shares of each Fund
                  which are Non-Omnibus Shares redeemed or converted during any calendar month shall be attributed to the Distributor in a number computed as follows:

                           FSR X PFS
                                 TFS

                  where:

                           FSR= Total Number of Non-Omnibus Shares of such class of Shares of such Fund which are Free Shares redeemed or converted during each calendar month.

                           PFS= Total Number of Non-Omnibus Shares of such class of Shares of such Fund which are Free Shares attributed to the Distributor and outstanding as of the close of business on the last day of the immediately preceding calendar month.

                           TFS= Total number of Non-Omnibus Shares of such class of Shares of such Fund which are Free Shares outstanding as of the close of business on the last day of the immediately preceding calendar month.

                  The balance of such Non-Omnibus Shares of such class of Shares of such Fund which are Free Shares redeemed or converted during such calendar month shall be attributed to the Other Distributors.

                           (d) Free Shares of each class of Shares of each Fund
                  which are Omnibus Shares redeemed or converted during any calendar month shall be attributed to the Distributor in a number computed as follows:

                           OFSR  X  POFS
                                    TOFS

                  where:

                           OFSR= Total number of Free Shares of such class of Shares of such Fund which are Omnibus Shares redeemed or converted during such calendar month.

                           POFS= Total number of Free Shares of such class of Shares of such Fund which are Omnibus Shares attributed to the Distributor and outstanding as of the close of business on the last day of the immediately preceding calendar month.

                           TOFS= Total number of Free Shares of such class of Shares of such Fund which are Omnibus Shares outstanding as of the close of business on the last day of the immediately preceding calendar month.

                  The balance of such Free Shares of such class of Shares of such Fund which are Omnibus Shares redeemed or converted during such calendar month shall be attributed to the Other Distributors.

                  (3) Timing of Attributions. The attributions of all Non-Omnibus Shares of each class of Shares of each Fund shall be made on a daily basis. The attribution of all Omnibus Shares of each class of Shares of each Fund shall be made on a calendar month basis (unless under any agreement by which the Distributor is bound more frequent allocations are required) on or prior to the Asset Based Sales Charge distribution date for the Omnibus Account, but in no event later than the tenth (10th) Business Day of the calendar month immediately succeeding the calendar month in which they accrue.

                  (B) Receivables Constituting Contingent Deferred Sales
Charges: Receivables constituting Contingent Deferred Sales Charges will be allocated to the Distributor and the Other Distributors depending upon whether the related redeemed Shares were attributed to the Distributor or the Other Distributors in accordance with clause (A) above. Contingent Deferred Sales Charges relating to Non-Omnibus Shares shall be allocated between the Distributor and the Other Distributors on or prior to the third Business Day of the immediately succeeding calendar week in which they are remitted, unless more frequent allocations are required. Continent Deferred Sales Charges relating to Omnibus Shares shall be allocated between the Distributor and the Other Distributors on or prior to the tenth (10th) Business Day of the calendar month immediately succeeding the calendar month in which they are remitted, unless under any agreement by which the Distributor is bound more frequent allocations are required.

                  (C) Receivables Constituting Asset Based Sales Charges: The Asset Based Sales Charges accruing in respect of each class of Shares of each Fund to the Distributor during any calendar month shall be computed and allocated as follows:

                  A   X    ( (B + C) / 2)
                             -----------
                           ( (D + E) / 2)

         where:

                  A = Total amount of Asset Based Sales Charge accrued in respect of such class of Shares of such Fund during such calendar month.

                  B = Shares of such class of Shares of such Fund attributed to the Distributor and outstanding as of the close of business on the last day of the immediately preceding calendar month, times Net Asset Value per Share as of such time.

                  C = Shares of such class of Shares of such Fund attributed to the Distributor and outstanding as of the close of business on the last day of such calendar month, times Net Asset Value per Share as of such time.

                  D = Total Non-Omnibus Shares and Omnibus Shares of such class of Shares of such Fund outstanding as of the close of business on the last day of the immediately preceding calendar month, times Net Asset Value per Share as of such time.

                  E = Total Non-Omnibus Shares and Omnibus Shares of such class of Shares of such Fund outstanding as of the close of business on the last day of such calendar month, times Net Asset Value per Share as of such time.

                           The balance of the Asset Based Sales Charges in respect of such class of Shares of such Fund accruing during such calendar month shall be allocated to the Other Distributors. The allocations contemplated by this paragraph shall be made on or prior to the tenth (10th) Business Day of the immediately following calendar month.